QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2005 with respect to the consolidated financial statements and financial statement schedule of Ventas, Inc., Ventas, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Ventas, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission, in Amendment No. 1 to the Registration Statement (Form S-4) and related prospectus for the registration of $175,000,000 aggregate principal amount of Senior Notes due 2010, $50,000,000 aggregate principal amount of Senior Notes due 2014 and $175,000,000 aggregate principal amount of Senior Notes due 2015.

/s/ Ernst & Young LLP

Chicago, Illinois
September 7, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM